Exhibit 5.1

Form of Legal Opinion

[Letterhead of Lindabury, McCormick & Estabrook, P.A.]

June 21, 2005

Lincoln Educational Services Corporation

200 Executive Drive, Suite 340

West Orange, New Jersey 07052

Lincoln Educational Services Corporation

Initial Public Offering

of 4,000,000 shares of common stock

Ladies and Gentlemen:

We serve as special New Jersey counsel to Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”).  This opinion is furnished to you in connection with the purchase and sale of an aggregate of 4,000,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), pursuant to the form of Purchase Agreement filed as Exhibit 1.1 of the Registration Statement (the “Purchase Agreement”), among the Company, the selling shareholders named therein and the underwriters named therein.  This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In that connection, we have reviewed originals or copies of the following documents (the “Documents”):

(a)                                  The Purchase Agreement, filed as Exhibit 1.1 of the Registration Statement.

(b)                                 The registration statement on Form S-1 (Registration No. 333-123644) filed by the Company under the Securities Act, with the Securities and Exchange Commission (the “Commission”) on March 29, 2005, and amendment nos. 1, 2, 3 and 4 thereto filed by the Company with the Commission on May 6, 2005, May 25, 2005, June 7, 2005 and June 21, 2005, respectively, and copies of the related prospectus (the registration statement as amended at the time it became effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, being hereinafter referred to as the “Registration Statement”).

(c)                                  The certificate of incorporation and by-laws of the Company, as amended through June 7, 2005.

(d)           a specimen certificate representing the Shares.

(e)                                  Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below, including resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares.

In our review of the Documents, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Purchase Agreement and the other Documents and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Members of our firm are admitted to practice law in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

Based upon the foregoing and upon such other investigation as we have deemed necessary, we are of the opinion that when issued, sold, and paid for in the manner described in the Registration Statement, the Shares will be duly authorized, legally and validly issued, fully paid, and nonassessable.

This opinion letter is rendered to you in connection with the transactions contemplated by the Documents.  This opinion letter may not be relied upon by you for any other purpose without our prior written consent.  This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

LINDABURY, MCCORMICK & ESTABROOK, P.A.